Exhibit 10.11

Property Sale Agreement

Party A (Seller):	Zibo Tongxinde Trade Co., Ltd.

Party B (Buyer):	Shandong the Fifth Season Business Investment Management Co., Ltd.

Agreement No.: DWJ 201012

Agreement Date: December 21, 2009

This agreement was signed by Zibo Tongxinde Trade Co., Ltd., a PRC incorporated company, and Shandong the Fifth Season Business Investment Management Co., Ltd., a PRC incorporated company, on December 21, 2009 in Zibo, Shandong, PRC.

Whereas,

1. Party A owns the whole ownership of the business building (hereinafter “No. 9 Building”) at No. 9 Chengdong Banshichu Dajie, Boshan District, Zibo, Shandong;

2. Party A agrees to sell to Party B the third floor of No. 9 Building (Area: 7754.71 sq. m.), the fourth floor (Area: 7754.71 sq. m.) and affiliated square of 3200 sq. m. and underground garage of 7748.39 sq. m. (subject to the actual area confirmed by the property administration).

3. As a company focusing on professional commercial property investment, Party B is willing to buy the foregoing property.

Both Party A and Party B agree to reach the following provisions.

Article 1: Sale of Property

1.1 Both parties confirm that the properties identification to this agreement locate at No. 9, Chengdong Banshichu Dajie, Boshan District, Zibo, Shandong, with a total area of 15509.42 sq. m.. The area of the third floor is 7754.71 sq. m. and the fourth floor is 7754.71 sq. m..

In addition, the use right to the square of 3200 sq. m. and underground garage of 7748.39 sq. m. of the foregoing No. 9 Building shall be transferred to Party B for free.

1.2 In terms of the effective measuring result confirmed by property agency, both parties agree that the total payment of the aforesaid properties amounts to RMB 45,000,000. The total payment includes the consideration of the ownership of the aforesaid properties and the relevant use right to the land concerned and the present facilities of the properties.

1.3 Both parties agree the total payment of RMB 45,000,000 shall be paid to the bank account of Party A by the following way and time limit.

1.3.1 Within 15 days after the signing of this agreement, Party B shall pay to Party A RMB 10 million as down payment;

1.3.2 By February 1, 2010, Party B shall pay to Party A RMB 15 million;

1.3.3 By March 1, 2010, Party B shall pay to Party A RMB 10 million;

1.3.4 By April 1, 2010, Party B shall pay to Party A RMB 10 million.

1.4 Both parties confirm, after each payment reaches Party A’s bank account, Party A shall transfer to Party B the properties which have been paid. (The price of the property will be temporally set as RMB 3500/meter for third floor and RMB 2500/meter for fourth floor.)

1.5 Both parties agree that the aforesaid properties of third floor and fourth floor shall be transferred on December 25, 2009. The risk of the properties shall be transferred on the aforesaid transfer date.

1.6 Party B shall operate business on the fifth floor and sixth floor of No. 9 Building which owned by Party A and pay management fees to Party A.

1.8 Party A shall assume all tax burdens for this sale.

Article Two: Guarantee of Both Parties

2.1 Guarantee of Party A

2.1.1 Party A has got all the legitimate property certificates of the aforesaid properties. There are no mortgage and seizure on the aforesaid properties.

2.1.2 Party A has the legitimate use right to the garage and square concerned.

2.1.3 Party A has right to sign and enforce this agreement.

2.2 Guarantee of Party B

2.2.1 Party B has right to sign and enforce this agreement.

2.2.2 Party B will make the payment on schedule.

Article Three Liability for Default

3.1 Given that Party B assume great risk of purchasing these properties, if Party A fails to perform liability of any provision of this agreement, Party A shall assume not only the liability for breach of the provision but liability for breach of other provisions as well.

3.2 Party B shall have right to select one or more than one of the following liabilities which Party A shall assume:

3.2.1 All of the Properties Payment: Party A return to Party B all of the payment of the properties.

3.2.2 All of the Losses: Party A shall compensate for all of the losses of Party B.

3.2.3 Daily Liquidated Damages: Party A shall pay daily liquidated damages with 1‰ of the total properties payment.

3.2.4 Double Down Payment: Party A shall pay to Party B double down payment.

Article Four: Effectiveness and Termination

4.1 This agreement shall be effective upon signature of both parties.

4.2 This agreement shall be terminated if one of the parties decides to cease operating or goes bankruptcy.

4.3 The termination of this agreement shall not prevent any party from assuming liquidated damages before the termination.

Article Five: Confidentiality

Any provision of this agreement shall be kept highly confidential by both parities.

Article Six: Force Majeure

Any party shall be free from Force Majeure.

Article Seven: Alteration and Termination of Agreement

7.1 This agreement can be altered due to the following:

7.1.1 Any party proposes an alteration advice without the other party’s objection.

7.1.2 Any event occurs which is not allowed to be altered by this agreement due to Force Majeure.

7.1.3 Other events occur.

7.2 Both parties can alter this agreement in written by consensus.

Article Eight: Applicable Law and Dispute Resolution

8.1 This agreement shall apply to and be interpreted by PRC laws.

8.2 Any party can bring to competent People’s Court if both parties cannot resolve any dispute in 30 days.

Article Nine: Language and Counterpart

This agreement shall be in Chinese and have four counterparts.

(This page is for execution and has no text.)

Party A: Zibo Tongxinde Trade Co., Ltd.
By: /seal/ Zibo Tongxinde Trade Co., Ltd.

Party B: Shandong the Fifth Season Business Investment Management Co., Ltd.
By: /seal/ Shandong the Fifth Season Business Investment Management Co., Ltd.

Signature date: December 21, 2009